Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of PDS Biotechnology Corporation of our report dated March 5, 2019 (except for Note 2, as to which the date is March 27, 2020) relating to our audit of the December 31, 2018 financial statements of PDS Biotechnology Corporation, appearing in the Form 10-K dated March 27, 2020 and incorporated by reference in the Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ Haynie & Company
Salt Lake City, Utah
July 22, 2020